EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF

                            INDUSTRIAL HOLDINGS, INC.

                         AMENDED AND RESTATED BYLAWS OF

                            INDUSTRIAL HOLDINGS, INC.


                                TABLE OF CONTENTS


                            ARTICLE I
                          SHAREHOLDERS......................................  1

1.1    Annual Meeting.......................................................  1
1.2    Special Meeting......................................................  1
1.3    Manner and Place of Meeting..........................................  1
1.4    Notice; Waiver of Notice.............................................  1
1.5    Quorum...............................................................  2
1.6    Proxies..............................................................  2
1.7    Voting of Shares.....................................................  2
1.8    List of Shareholders.................................................  3
1.9    Action by Written Consent............................................  3
1.10   Record Date..........................................................  4

                           ARTICLE II
                       BOARD OF DIRECTORS...................................  4

2.1    Management. .........................................................  4
2.2    Number...............................................................  4
2.3    Election; Term; Vacancies............................................  4
2.4    Removal..............................................................  5
2.5    Meetings of Directors................................................  5
2.6    First Meeting........................................................  5
2.7    Election of Officers.................................................  5
2.8    Regular Meetings.....................................................  5
2.9    Special Meetings.....................................................  5
2.10   Waiver of Notice.....................................................  6
2.11   Quorum and Voting....................................................  6
2.12   Presumption of Assent................................................  6
2.13   Action by Written Consent............................................  6
2.14   Compensation.........................................................  6
2.15   Committees...........................................................  6
2.16   Interested Officers and Directors....................................  7

                           ARTICLE III
                            OFFICERS........................................  8

3.1    Number; Titles; Term of Office.......................................  8
3.2    Removal..............................................................  8
3.3    Vacancies............................................................  9
3.4    Salaries.............................................................  9
3.5    Powers and Duties of the Officers....................................  9
3.6    Bond................................................................. 10

                           ARTICLE IV
            INDEMNIFICATION OF DIRECTORS AND OFFICERS....................... 11

4.1    Corporate Indemnification............................................ 11
4.2    Indemnity Insurance. ................................................ 12

                            ARTICLE V
                          CAPITAL STOCK..................................... 12

5.1    Certificates of Shares............................................... 12
5.2    Issuance............................................................. 12
5.3    Payment for Shares................................................... 12
5.4    Preemptive Rights.................................................... 13
5.5    Transfer of Shares................................................... 13
5.6    Registered Shareholders.............................................. 13
5.7    Lost Certificate..................................................... 13
5.8    Regulations.......................................................... 14

                           ARTICLE VI
                            ACCOUNTS........................................ 14

6.1    Distributions; Share Dividends....................................... 14
6.2.   Reserves.  .......................................................... 14
6.3.   Director's Annual Statement.......................................... 14
6.4.   Checks............................................................... 14

                           ARTICLE VII
                    MISCELLANEOUS PROVISIONS................................ 15
7.1.   Offices.............................................................. 15
7.2.   Fiscal Year.......................................................... 15
7.3    Seal................................................................. 15
7.4    Amendment............................................................ 15
7.5    Resignations.  ...................................................... 15
7.6    Securities of Other Entities......................................... 15

                         AMENDED AND RESTATED BYLAWS OF

                            INDUSTRIAL HOLDINGS, INC.
                              (a Texas corporation)

                                    ARTICLE I

                                  SHAREHOLDERS

        1.1 ANNUAL MEETING. The annual meeting of Shareholders shall be held during each calendar year on a date and at a time designated by the Board of Directors for the purpose of electing Directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these Bylaws. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

        1.2 SPECIAL MEETING. A special meeting of Shareholders for any purpose(s) shall be called at any time by (i) the Board of Directors, (ii) the President or (iii) the holders of at least thirty percent (30%) of the outstanding shares entitled to vote at such meeting. Only such business as is stated or indicated in the notice of such meeting shall be transacted at a special meeting.

        1.3 MANNER AND PLACE OF MEETING. The annual meeting of Shareholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas as designated by the Board of Directors. Special meetings of Shareholders may be held in any manner permitted by law or these Bylaw at any place within or without the State of Texas as designated by the President, if he shall call the meeting, or the Board of Directors, if it shall call the meeting. Subject to the provisions herein regarding notice of meetings, meetings of Shareholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

        1.4 NOTICE; WAIVER OF NOTICE. Written or printed notice stating the place, day and hour of each meeting of Shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more sixty (60) days before the date of the meeting. Whenever any notice is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in the Untied States mail with prepaid postage, addressed to the Shareholder at his address as reflected in the Corporation share transfer books, and such notice shall be deemed to have been given on the day of such mailing. A written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

        Notice required by these Bylaws need not be given, to a Shareholder if
(i) notice of two consecutive annual meetings and all notices of Shareholders meetings held between those annual meetings, if any, or (ii) all (not less than two) payments of distributions or interest on securities during, a twelve-month period have been mailed to the Shareholder, addressed to the address reflected on the Corporation's share transfer books, and have been returned undeliverable to the Corporation. If the shareholder sends written notice of his current address to the Corporation, the requirement that notice be given to that Shareholder shall be reinstated. Any action or meeting taken or held without notice to such Shareholder shall have the same force and effect as if the notice had been duly given, and if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given.

        1.5 QUORUM. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of at least a majority of the outstanding shares entitled to vote at a Shareholders' meeting, present in person or by proxy, shall constitute a quorum. If a quorum is present and except as otherwise required by law, the Articles of Incorporation or these Bylaws, the act of the holders of the number of shares specified in Section 1.7 of these Bylaws shall be the act of the Shareholders' meeting. If any Shareholder subsequently withdraws from the meeting or refuses to vote, such withdrawal or refusal shall not affect the presence of a quorum at the meeting. A majority of the Shareholders present at any meeting, though less than a quorum, may adjourn the meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

        1.6 PROXIES. At all meetings of Shareholders, a Shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in -fact. Such proxies shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from he date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless irrevocability is expressly provided therein or is otherwise made irrevocable by law.

        1.7    VOTING OF SHARES

               (a) Unless provided otherwise by the Articles of Incorporation or the Texas Business Corporation Act, as amended from time to time (the "TBCA"), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders.

               (b) Unless otherwise provided by the Articles of Incorporation or the TBCA, whenever any action requires or otherwise is submitted for the vote or concurrence of the Corporation's Shareholders, the requisite vote or concurrence of the Corporation's Shareholders required to approve or consent to such proposed action shall be the vote or concurrence of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote on that action.

               (c) Directors shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of the shareholders at which a quorum is present.

        1.8 LIST OF SHAREHOLDERS. At least ten (10) days prior to each Shareholders' meeting, a complete list of Shareholders entitled to vote thereat, arranged in alphabetical order, indicating the address of, and number of shares held by, each Shareholder shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the Corporation. Each such list of Shareholders shall be subject to inspection by any Shareholder during usual business hours for a period of ten (10) days prior to such Shareholders' meeting, shall be produced at such meeting and shall be subject to inspection by any Shareholder at all times during such meeting.

        1.9 ACTION BY WRITTEN CONSENT. Subject to the provisions of Article 9.10(A) of the TBCA:

               (a) If provided in the Articles of Incorporation, any action required or permitted by the TBCA, the Articles of Incorporation or these Bylaws to be taken at a meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holder(s) of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

               (b) Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each Shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 1.9, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation.

               (c) A telegram, telex, cablegram, or similar transmission by a Shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 1.9.

               (d) Prompt notice of the taking of any action by Shareholders without a meeting by less than unanimous written consent shall be given to those Shareholders who did not sign a written consent to the action.

               (e) If any action by Shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the TBCA concerning any vote of Shareholders, that written consent has been given in accordance with the provisions of Article 9.10(A) of the TBCA has been given.

        1.10 RECORD DATE. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of the Shareholders, such record date to be not less than 10 nor more than sixty days prior to the meeting. Alternatively, the Board of Directors may close the stock transfer books for the purpose of determining the shareholders entitled to notice of and to vote at a meeting of the Shareholders, such stock transfer books to be closed for not less than 10 nor more than sixty days prior to the meeting. In the absence of any action by the Board of Directors, the date on which the notice of such meeting is mailed shall be the record date.

                                   ARTICLE II

                               BOARD OF DIRECTORS

        2.1 MANAGEMENT. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Corporation's Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not required to be exercised or done by the Shareholders by the TBCA, the Articles of Incorporation or these Bylaws.

        2.2 NUMBER. The number of Directors may be fixed from time to time by resolutions duly adopted by the affirmative vote of a majority of the members of the Board of Directors, but shall not consist of less than three members or more than fifteen members. No decrease in the number of Directors hall have the affect of shortening the term of any incumbent Director.

        2.3    ELECTION; TERM; VACANCIES.

               (a) At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect the number of Directors then constituting the Board of Directors of the Corporation, such Directors to hold office until the next annual meeting of the Shareholders and until their respective successors have been elected and qualified, unless removed in accordance with these Bylaws. Directors need not be Shareholders or residents of Texas.

               (b) Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of Shareholders called for that purpose, or by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of Shareholders called for that purpose, or by the Board of Directors; provided, however, that if such vacancy is filled by the Board of Directors, such Director shall serve as a Director only until the next election of one or more Directors by the Shareholders and provided further that the Board of Directors may not fill more than two such Directorships during the period between any two successive meetings of Shareholders.

        2.4 REMOVAL. At any meeting of Shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors present in person or by proxy.

        2.5 MEETINGS OF DIRECTORS. Meetings of Directors may be held within or without the State of Texas. The Directors may hold their meetings in any manner permitted by law, including by conference telephone or similar communications equipment by means of which all participants can hear each other.

        2.6 FIRST MEETING. Each newly-elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the Shareholders, and no notice of such meeting shall be necessary.

        2.7 ELECTION OF OFFICERS. At the first regular meeting of the Board of Directors of each year at which a quorum shall be present, the Directors shall elect the officers of the Corporation.

        2.8 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held in any manner permitted by law or these Bylaws and at such times and places as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

        2.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Corporation, with notice given to each Director by mail at least 2 days prior to the special meeting, or if notice is given in person, by telegram, telecopy of similar transmission, 1 day prior to such special meeting. Special meetings of the Board of Directors shall be held in any manner permitted by law or these Bylaws. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. At any meeting at which every Director shall be present in person or by participation, even though without any notice, any business may be transacted.

        2.10 WAIVER OF NOTICE. Whenever any notice is required to be given to any Director, a written waiver thereof signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of notice. Further, the attendance of a Director at any meeting or the participation by a Director in a conference meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        2.11 QUORUM AND VOTING. Unless a greater number is required by law, the Articles of Incorporation or these Bylaws, a majority of the number of Directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. A majority of the Directors present at any meeting, though less than a quorum, may adjourn the meeting from time to time without further notice.

        2.12 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action so taken unless (i) he shall cause his dissent to be entered in the minutes of the meeting, (ii) he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or (iii) he shall forward such dissent, in writing, by registered or certified mail, return receipt requested, to the Secretary of the Corporation immediately after the adjournment of the meeting. This right of dissent shall not apply to any Director who voted in favor of such action.

        2.13 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee, under applicable law, the Articles of Incorporation or these Bylaws, may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or committee thereof, as the case may be.

        2.14 COMPENSATION. The Board of Directors may from time to time, by resolution, determine to award reasonable expenses for attendance at meetings to Directors, fixed sum for attendance at meetings or stated salaries to any Director; provided further, that this provision shall not preclude any Director from serving the Corporation in any other capacity or receiving compensation therefor.

        2.15   COMMITTEES.

               (a) The Board of Directors, by resolution adopted by a majority of the number Directors fixed by these Bylaws, may designate one or more Directors to serve as members of one or more committees of the Board of Directors. The Board of Directors shall have the power to fill any vacancies on any of the committees so designated, change the membership of any of the committees so designated and discharge any duly designated committees.

               (b) Any such committee, to the extent provided in such resolution and except as otherwise provided in this Section 2.15 or the TBCA, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation. The designation of a committee of the Board of Directors and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board when required.

               (c) Unless otherwise provided by the resolution designating such committee or other resolutions duly adopted by the Board of Directors, the affirmative vote of a majority of the members of the committee, if comprised of more than one member, shall be the action of the committee.

               (d) Notwithstanding any other provision of this Section 2.15, no committee of the Board of Directors shall have any authority of the Board of Directors with respect to: (1) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or these Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the TBCA; (2) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the TBCA; (3) approving a plan of merger or share exchange of the Corporation; (4) recommending to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; (5) recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof; (6) amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation; (7) filling vacancies in the Board of Directors; (8) filling vacancies in or designating alternate members of any such committee; (9) filling any Directorship to be filled by reason of an increase in the number of Directors; (10) electing or removing officers of the Corporation or members or alternate members of any such committee; (11)fixing the compensation of any members or alternate members of such committee; (12) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; or (13) authorizing a distribution or the issuance of shares of the Corporation unless the resolution designating a particular committee, the Articles of Incorporation or these Bylaws expressly so provide.

        2.16   INTERESTED OFFICERS AND DIRECTORS.

               (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                      (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even thought the disinterested Directors be less than a quorum; or

                      (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

                      (3) The contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the Shareholders.

               (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

               (c) The foregoing provisions shall not be construed to invalidate a contract or transaction that would be valid in the absence of these provisions.

                                   ARTICLE III

                                    OFFICERS

        3.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Corporation shall be a President and a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, Chief Operating Officer, a Treasurer, and one or more Vice Presidents. No officer need be a Shareholder, Director or resident of the State of Texas. Each officer shall hold office until his successor shall have been duly elected by the Board and qualified, until his death or until he shall resign or shall have been removed in the manner provided herein. One person may hold more than one office. None of the officers, except the Chairman of the Board, need be a director. Except as may be explicitly provided for in these Bylaws, each duly elected or appointed officer of the Corporation shall have such powers and duties, not inconsistent with the powers and duties prescribed by these Bylaws, as may from time to time be prescribed by duly adopted resolution of the Board of Directors.

        3.2 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        3.3 VACANCIES. A vacancy in the office of any officer may be filled by the requisite vote of the Board of Directors for the unexpired portion of the term.

        3.4 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

        3.5 POWERS AND DUTIES OF THE OFFICERS.

               (a) CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected; shall preside at all meetings of the Board of Directors and Shareholders, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.

               (b) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall be either the Chairman of the Board or the President of the Corporation, as determined from time to time by duly adopted resolution of the Board of Directors. The Chief Executive Officer, if one is elected, shall preside at all meetings of the Board of Directors and Shareholders if there is no Chairman of the Board, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.

               (c) PRESIDENT. The President shall, subject to the Board of Directors, have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such responsibilities, including the powers of a general manager. The President shall preside at all meetings of the Board of Directors and Shareholders if there is no Chairman of the Board or the Chairman of the Board is absent or disabled from acting. The President shall be ex-officio a member of all standing committees. The President may sign all certificates for shares of capital stock of the Corporation, and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall have such other powers and duties as may from time to time the prescribed by duly adopted resolution of the Board of Directors.

               (d) VICE PRESIDENTS. Each Vice President shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the President is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the President during the President's absence or inability to act.

               (e) CHIEF FINANCIAL OFFICER AND/OR TREASURER. If the Board of Directors determines to elect both a Chief Financial Officer and a Treasurer, both offices shall be held by the same person. The Chief Financial Officer, if one is elected, and/or the Treasurer, if one is elected, shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may, on behalf of the Corporation, endorse for collection checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other office as is designated by he Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to have entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require. The Chief Financial Officer and/or Treasurer shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the President.

               (f) ASSISTANT-TREASURERS. Each Assistant Treasurer, if any is elected, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the President. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the Chief Financial Officer and/or Treasurer is absent or disabled from acting, have the authority to exercise the powers and perform the duties of the Chief Financial Officer and/or Treasurer during that officer's absence or inability to act.

               (g) SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the Shareholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the President in the name of the Corporation all contracts of the Corporation and affix the seal of the Corporation thereto; he may sign with the President all certificates for shares of the capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any Director on application at the office of the Corporation during business hours; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

               (h) ASSISTANT SECRETARIES. Each Assistant Secretary shall have the powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the president. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the Secretary is absent or disabled from acting, have the authority to exercise the powers and perform the duties of the Secretary during the Secretary's absence or inability to act.

        3.6 BOND. If required by the Board of Directors, any officer so required shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the

Board of Directors for the faithful performance of the duties of his office or for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE IV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        4.1 CORPORATE INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and who was, is or is threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative ( a "Proceeding," which shall include any appeal in such a proceeding and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer the Corporation serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the Texas Business Corporation Act as the same exists or may hereafter be amended from time to time, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights that such law prior to such amendment or enactment permitted the Corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding. The Corporation's obligations under this Section 4.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect. The Corporation's obligation to indemnify or to prepay expenses under this Section 4.1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first threatened, commenced or completed. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, no action taken by the Corporation, either by amendment of the Articles of Incorporation or these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 4.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses that are conferred on the Corporation's Directors and officers by this Section 4.1 may be conferred on any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

        4.2 INDEMNITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the TBCA. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of person indemnified by the Corporation (1) create a trust fund, (2) establish any form of self insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

                                    ARTICLE V

                                  CAPITAL STOCK

        5.1 CERTIFICATES OF SHARES. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. When any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President or Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. The certificates shall state that the Corporation is organized under the laws of the State of Texas, shall exhibit the holder's name, the number and class of shares and the designation of the series, if any, of the shares evidenced thereby, shall state the par value of each share represented thereby or state that such shares are without par value, and shall include any other items required by law, including the legends required by Section 2.19(B) of the TBCA.

        5.2 ISSUANCE. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

        5.3    PAYMENT FOR SHARES

               (a) KIND. Subject to any provision of the Constitution of the State of Texas or the TBCA to the contrary, the Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

               (b) VALUATION. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received for the issuance of shares shall be conclusive.

               (c) EFFECT. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

               (d) ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and surplus accounts.

        5.4 PREEMPTIVE RIGHTS. No Shareholder shall be entitled, as a matter of right, to subscribe for or purchase additional, unissued, or treasury shares of the Corporation, or any bonds, debentures or other securities convertible into shares, but any additional shares or other securities convertible into shares may be issued or disposed of by the Board of Directors to such person and on such terms as in its discretion it shall deem advisable.

        5.5 TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, on surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto for a like number of shares, to cancel the old certificate and issue any balance certificate for shares not so transferred, and to record the transaction on its books.

        5.6 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive distributions or share dividends, and to vote as such owner, and for all other purposes as such owner. Except as otherwise provided by applicable law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        5.7 LOST CERTIFICATE. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost, destroyed or wrongfully taken, on the making of an affidavit of that fact by the person claiming such certificates were lost, destroyed or wrongfully taken, if such person so attests before the Corporation receives notice that the underlying security has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates or his legal representative to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

        5.8 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.

                                   ARTICLE VI

                                    ACCOUNTS

        6.1 DISTRIBUTIONS; SHARE DIVIDENDS. Subject to restrictions imposed by the Articles of Incorporation, the TBCA or other applicable law, the Board of Directors may from time to time authorize, and the Corporation may make distributions or pay share dividends. The Board of Directors may fix in advance a record date for the purpose of determining the Shareholders entitled to receive payment of any distribution or share dividend, such record date to be not less than ten nor more than sixty days prior to the date of payment of any such distribution or share dividend.

        6.2 RESERVES. The Board of Directors may, by resolution, create a reserve or reserves out of its surplus or designate or allocate any part of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation, or allocation in the same manner The Board of Directors may create such reserve(s) in their absolute discretion at any time, including prior to the authorization of, or making or paying any distribution or share dividend, and for any purpose(s) they deem proper and conducive to the Corporation's interest, including, without limitation, meeting contingencies, equalizing distributions or share dividends and repairing or maintaining the Corporation's property.

        6.3 DIRECTOR'S ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting of Shareholders a full and clear statement of the business and financial condition of the Corporation. The officers of the Corporation shall mail to any Shareholder of record, on written request, the latest annual financial statement and the most recent interim financial statements, if any, that have been filed in a public record or otherwise published.

        6.4 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

        7.1 OFFICES. Until the Board of Directors shall determine otherwise, the registered office of the Corporation required by the TBCA to be maintained in the State of Texas shall be that set forth in the Corporation's Articles of Incorporation. The registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

        7.2 FISCAL YEAR. The fiscal year of the Corporation shall be December 31 of each year until such time as a different fiscal year is established by resolution of the Board of Directors.

        7.3 SEAL. The seal of the Corporation shall be such as from time to time may be approved by resolution of the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement.

        7.4 AMENDMENT. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any annual, regular or special meeting of the Board of Directors by the affirmative vote of a majority of those Directors present at such meeting; provided, however, that notice of any special meeting for the purpose of such action, the notice shall state that Board will vote on the alteration, amendment or repeal of the Bylaws and/or the adoption of new Bylaws. The Shareholders may also alter, amend, repeal the Bylaws or adopt new Bylaws, even though the Board of Directors may also take such action as provided herein.

        7.5 RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        7.6 SECURITIES OF OTHER ENTITIES. The President or such other officer(s) of the Corporation as the Board of Directors may designate shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer that may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

                                Adopted by written consent of the Board of Directors of Industrial Holdings, Inc. effective as of March 15, 1993.


                                S/BARBARA S. SHULER
                                  Barbara S. Shuler, Secretary